EXHIBIT 10.2

EXHIBIT B

LED LIGHTING AND RELATED ASSEMBLIES PRODUCT LINE

Customer file and specification for the LED Lighting and Related Assemblies orders; LED Lighting and Related Assemblies layout and manufacturing files. All LED lighting product business orders active at time of closing.